UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 15, 2017, the Board of Directors (the “Board”) of Ingredion Incorporated (the “Company”) elected James P. Zallie, currently Executive Vice President, Global Specialties and President, Americas of the Company, as President and Chief Executive Officer of the Company effective January 1, 2018, to succeed Ilene S. Gordon, currently Chairman of the Board, President and Chief Executive Officer of the Company. Ms. Gordon will continue to serve as Chairman of the Board of the Company with the title Executive Chairman of the Board until her retirement from the Company as an employee, which is expected to occur in July 2018 when Ms. Gordon reaches age 65, pursuant to Board policy.

In addition, the Board increased the size of the Board from 10 directors to 11 directors and elected Mr. Zallie to fill the vacancy created by the increase in the size of the Board, effective immediately.  It is anticipated that Mr. Zallie will not sit as a member of any of the committees of the Board.

Mr. Zallie, age 56, has served as Executive Vice President, Global Specialties and President, Americas of the Company since January 1, 2016. Mr. Zallie previously served as Executive Vice President, Global Specialties and President, North America and EMEA from January 6, 2014 to December 31, 2015. Prior to that Mr. Zallie served as Executive Vice President, Global Specialties and President, EMEA and Asia-Pacific from February 1, 2012 to January 5, 2014. Mr. Zallie previously served as Executive Vice President and President, Global Ingredient Solutions from October 1, 2010 to January 31, 2012. Prior thereto Mr. Zallie served as President and Chief Executive Officer of the National Starch business from January 2007 to September 30, 2010. Mr. Zallie worked for National Starch for more than 27 years in various positions of increasing responsibility, first in technical, then marketing and then international business management positions. National Starch LLC was acquired by the Company in October 2010.  Mr. Zallie also serves as a director of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients with applications in food, beverage, dietary supplements, pharmaceutical, oral care and industrial end markets. He is a director of Northwestern Medicine North Region, a not-for-profit organization.

In connection with Mr. Zallie’s election as President and Chief Executive Officer of the Company, it is expected that effective January 1, 2018, compensation arrangements with Mr. Zallie will include:

•                  an annual salary of $950,000;

•                  a target annual incentive bonus of 120% of salary, or $1,140,000;

•                  a long-term equity incentive award for 2018, with a target value of approximately $4,500,000; and

•                  other benefits generally applicable to senior executives of the Company, which Mr. Zallie currently receives.

In connection with Ms. Gordon’s continuation as Executive Chairman of the Board effective January 1, 2018 and until her retirement from the Company which is expected to occur in July 2018, it is expected that there will be no changes to Ms. Gordon’s annual salary, her target annual incentive bonus, which will be paid pro rata at target upon her retirement from the Company, or her executive severance agreement with the Company.  Ms. Gordon will not, however, receive any awards under the Company’s long-term incentive program when such awards are granted in 2018.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit Number	Description
99.1	Press Release issued by Ingredion Incorporated dated September 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: September 21, 2017	By:	/s/ Christine M. Castellano
Christine M. Castellano
Senior Vice President, General Counsel, Corporate
Secretary and Chief Compliance Officer